UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2014

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

TCF Financial Corporation (“TCF”) held its 2014 Annual Meeting of stockholders on April 23, 2014.  The following is a brief description of each matter voted at the 2014 Annual Meeting of Stockholders and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

	For	Withheld	Broker Non-Votes
1. Election of Directors:
Raymond L. Barton	95,517,749	38,497,561	11,171,389
Peter Bell	132,554,696	1,460,614	11,171,389
William F. Bieber	95,403,105	38,612,205	11,171,389
Theodore J. Bigos	95,509,794	38,505,516	11,171,389
William A. Cooper	128,576,635	5,438,675	11,171,389
Thomas A. Cusick	132,013,222	2,002,088	11,171,389
Craig R. Dahl	132,459,926	1,555,384	11,171,389
Karen L. Grandstrand	132,838,304	1,177,006	11,171,389
Thomas F. Jasper	132,425,161	1,590,149	11,171,389
George G. Johnson	132,198,021	1,817,289	11,171,389
Vance K. Opperman	94,986,983	39,028,327	11,171,389
James M. Ramstad	132,814,594	1,200,716	11,171,389
Barry N. Winslow	132,232,661	1,782,649	11,171,389
Richard A. Zona	132,845,958	1,169,352	11,171,389

	For	Against	Abstentions	Broker Non-Votes
2. Advisory vote on executive compensation as disclosed in the Proxy Statement	60,927,063	72,893,996	194,251	11,171,389

	For	Against	Abstentions
3. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2014	143,795,652	1,135,396	255,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  April 25, 2014

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